UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2011

INGERSOLL-RAND PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-34400	98-0626632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

(Address of principal executive offices, including zip code)

+(353) (0) 18707400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 8, 2011, Ingersoll-Rand plc (“IR”) issued a press release announcing the entry of IR, on behalf of itself and certain of its subsidiaries, into a stock purchase agreement and other transactions relating to the sale of certain of IR’s Hussmann business, as discussed further in Item 8.01 below. The press release also reaffirmed previously issued guidance for the remainder of 2011.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report. The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference.

Item 8.01.	Other Events.

On August 6, 2011, IR, on behalf of itself and certain of its subsidiaries entered into a Stock Purchase Agreement (the “Agreement”) with Hussmann Acquisition Inc. (“Buyer”), a newly-formed entity owned by affiliates of Clayton, Dubilier & Rice, LLC and CD&R Hussmann Holdings, L.P. ( “CD&R”) related to the sale of IR’s Hussmann business, including (i) the refrigerated display case equipment business in the U.S. and Canada, (ii) certain branches of the service and installation business in the U.S., and (iii) the equipment, service and installation businesses in Mexico, Chile, Australia, New Zealand, and Japan (the “Hussmann Business”). Pursuant to the Agreement, IR has agreed to sell its subsidiaries comprising the Hussmann Business (the “Share Purchase”) to Buyer in exchange for $370 million in cash and common stock of Hussman Parent Inc. (the “Common Stock”), a newly formed entity which will own the Hussmann Business (“Hussmann Parent”). Immediately following the closing of the Share Purchase, CD&R will own cumulative convertible participating preferred stock of Hussmann Parent (the “Preferred Stock”), initially representing 60% of the outstanding capital stock (on an as-converted basis) of Hussmann Parent, and IR (or its affiliates) will own all of the Common Stock, representing the remaining 40% of the outstanding capital stock (on an as-converted basis) of Hussmann Parent. A payment adjustment for the Share Purchase may be made between IR and Buyer based upon the amount of cash, indebtedness and working capital of the subsidiaries comprising the Hussmann Business at the closing relative to a target amount.

The consummation of the Share Purchase is subject to certain customary conditions, including: (i) there not having occurred a “Material Adverse Effect” on the Hussmann Business; (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain foreign antitrust clearance; and (iii) consummation of certain restructuring transactions involving the Hussmann Business. Approval of IR’s shareholders is not required in connection with the Share Purchase.

The Agreement contains customary representations, warranties and covenants of IR, Buyer and CD&R. The Agreement contains customary termination rights for both IR and Buyer and provides that, upon the termination of the Agreement under specific circumstances relating to breach of the Agreement by Buyer or CD&R or the unavailability of $200 million of borrowing by Buyer under a secured term loan credit agreement that is anticipated to be entered into at the closing of the Share Purchase, Buyer will be obligated to pay IR a termination fee of $30 million. Each of Buyer, CD&R and IR has agreed to provide indemnification for certain breaches of the Agreement and in respect of specified liabilities.

The Preferred Stock in Hussmann Parent held by CD&R will rank senior to the Common Stock in Hussmann Parent held by IR (or its affiliates) as to dividends and liquidation preference. The Preferred Stock will have an initial liquidation preference of $195 million and entitle the holder to a dividend at a rate of 12.00% per annum on the liquidation preference, compounding quarterly and payable in cash or in additional shares of Preferred Stock at the option of Hussmann Parent. Dividend payments will be eliminated for any prospective period prior to the tenth anniversary of the Share Purchase if Hussmann Parent achieves certain thresholds related to its trailing twelve month adjusted EBITDA (as defined in the certificate of designations governing the Preferred Stock). Each share of Preferred Stock generally votes on an as-converted basis, in addition to having certain special consent rights, and is convertible at any time. The Preferred Stock may not be redeemed without holder consent except on or after the tenth anniversary of the closing of the Share Purchase, at which time Hussmann Parent may redeem all (but not less than all) of the Preferred Stock at its liquidation preference plus accrued and unpaid dividends.

Under the Agreement, IR has agreed not to compete with the Hussmann Business following the closing of the Share Purchase until three years after the consummation of the Share Purchase. The non-competition provision is subject to certain exceptions, including the ability of IR and its subsidiaries to conduct any business activity (other than the Hussmann Business) that they conducted as of the date of the Agreement.

In connection with the Share Purchase, CD&R and IR (or its affiliates) will enter into a stockholders agreement, pursuant to which IR (or its affiliates) will be entitled to appoint two of the six Hussmann Parent board members. Three of the remaining directors will be designated by CD&R, with the chief executive officer of Hussmann Parent serving as the sixth director. Prior to an initial public offering (“IPO”), so long as either IR (including its affiliates) or CD&R (including its affiliates) own at least 20% of the total outstanding capital stock of Hussmann Parent, the consent of such party will be needed for certain significant company actions, including liquidation and dissolution, issuance of certain equity, incurrence of significant indebtedness and the disposal of a material amount of assets (subject to specified dollar thresholds). The stockholders agreement and related agreements provide customary registration rights to IR and CD&R and include certain restrictions on the ability of IR and CD&R to transfer the equity of Hussmann Parent held by it; however, neither IR nor CD&R are bound by any minimum period during which such party would be prohibited from selling Hussmann Parent’s equity. So long as CD&R and its affiliates hold more than 50% of the total outstanding capital stock of Hussmann Parent, if they propose to sell all of their equity of Hussmann Parent to an unaffiliated third party, they may require the participation of all other Hussmann Parent stockholders in such transaction provided that the proceeds of such transaction are shared by all Hussmann Parent stockholders (including CD&R and its affiliates) pro rata, on an as-converted basis.

After the earlier of the third anniversary of the closing of the Share Purchase or such time as the Preferred Stock ceases to accrue dividends, IR or CD&R, so long as they and their permitted affiliate transferees own at least 20% of the outstanding equity of Hussmann Parent, shall have the right to cause the IPO of Hussmann Parent, so long as certain conditions are satisfied or waived. In the event that IR or any of its permitted transferees initiates an IPO, CD&R has a right to purchase the shares held by IR or its transferees, as applicable, and its affiliates for a purchase price based on a valuation of the Hussmann Business undertaken by three independent investment banks applying certain agreed upon valuation principles.

Item 9.01	Exhibits and Financial Statements.

(d)	Exhibits

99.1	Press release issued by Ingersoll-Rand plc, dated August 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Registrant)

Date: August 8, 2011	/s/ Steven R. Shawley
Steven R. Shawley
Senior Vice President and Chief Financial Officer

Exhibit Index

99.1	Press release issued by Ingersoll-Rand plc, dated August 8, 2011